Exhibit 99.1

For Immediate Release:

DrugMax Announces Third Quarter and Nine Month 2005 Financial Results

Company Discontinues Legacy Wholesale Distribution Operations to Focus on Higher Margin
Pharmacy and Specialty Pharmaceutical Business

Recent $116 Million Refinancing and Recapitalization Position Company for Growth

Farmington, CT, November 15, 2005 - DrugMax, Inc. (Nasdaq: DMAX), a specialty pharmacy and drug distribution provider, reported financial results for the third quarter and nine months ended October 1, 2005.

As previously announced, the Company is pursuing a sale of assets related to its wholesale distribution business, which it expects to complete by December 2005. Until such time, the Company will continue to operate its legacy wholesale distribution business. Accordingly, as of October 1, 2005, for financial statement presentation the Company has categorized its wholesale distribution business as “discontinued operations.” The Company’s specialty pharmacies, Worksite PharmaciesSM and its wholesale business for the sole purpose of distributing pharmaceuticals to physicians and other healthcare providers are “continuing operations.”

Net revenues from continuing operations for the third quarter 2005 were $51.8 million, a decrease of 3.2 percent when compared to net revenues of $53.5 million for the third quarter of 2004. The decrease in net revenues from continuing operations during the third quarter 2005 can be mostly attributed to the Company’s continued emphasis on the utilization of lower revenue, higher gross margin generic products and the direct result of supply chain disruptions caused in part by Hurricane Katrina, which forced the Company to displace its distribution process thus causing “out of stocks” in many of the Company’s pharmacy locations. Net revenues from discontinued operations for the third quarter 2005 were $22.7 million.

Net revenues from continuing operations for the nine month period of 2005 were $163.7 million, a decrease of 1.1 percent compared to net revenues of $165.5 million for the comparable 2004 period. Net revenues from discontinued operations for the nine month period of 2005 were $80.1 million.

EBITDA1   from continuing operations for the third quarter 2005 was ($3.1) million compared to EBITDA from continuing operations of $0.5 million for the third quarter 2004. Included in EBITDA from continuing operations for third quarter 2005 is $1.1 million of non-cash charges related to restricted stock and options granted during the merger. EBITDA from continuing operations was also negatively impacted by the supply chain issues discussed above, and the Company’s inability to buy on a more credit-worthy basis, resulting in higher costs of goods sold.

1 DrugMax makes use of EBITDA (earnings before interest, taxes, depreciation and amortization) as a financial measure because the Company believes it is a useful performance indicator. EBITDA is not a recognized term under generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income/loss or net cash provided by operating activities. A reconciliation of non GAAP measures to loss from continuing operations appears at the end of this release.

EBITDA from continuing operations for the nine months of 2005 was ($8.2) million as compared to EBITDA from continuing operations of $2.7 million for the nine months of 2004. Included in EBITDA from continuing operations for the nine months of 2005 is $5.1 million of non-cash charges related to restricted stock and options granted during the merger as well as incremental professional services costs related to the Company’s initial year in the public markets.

Gross profit from continuing operations for the third quarter 2005 was $9.9 million, or 19.1 percent of net revenues from continuing operations, compared to gross profit from continuing operations of $10.9 million, or 20.4 percent of net revenues from continuing operations for the third quarter 2004. The decrease in gross profit percentage for the third quarter 2005 was primarily the result of increased product purchasing costs due to the Company’s inability to buy on a more credit-worthy basis. Gross profit from continuing operations for the nine month period of 2005 was $32.9 million, or 20.1 percent of net revenues, compared to $34.3 million, or 20.7 percent of net revenues, for the nine month period of 2004.

Selling, general and administrative (SG&A) expenses from continuing operations for the third quarter 2005 were $13.0 million, or 25.1 percent of net revenues from continuing operations, compared to SG&A expenses for the third quarter 2004 of $10.8 million, or 20.3 percent of net revenues.

SG&A expenses from continuing operations for the nine month period of 2005 were $41.4 million, or 25.3 percent of net revenues from continuing operations, compared to SG&A expenses from continuing operations of $33.0 million, or 19.9 percent of net revenues from continuing operations, for the nine month period of 2004. Included in 2005’s SG&A expenses are $1.1 million and $5.1 million of non-cash compensation charges for the three months and nine months ended October 1, 2005, respectively.

Ed Mercadante, R.Ph., Co-Chairman and Chief Executive Officer of DrugMax, stated, “During the third quarter, we took significant steps to re-position the Company for the future. First, we closed on a $65 million Senior Secured Revolving Credit Facility with Wells Fargo as well as a $51 million private equity placement. This $116 million refinancing and recapitalization will substantially strengthen our balance sheet and provide the Company with sufficient capital to operate our business efficiently and execute our growth strategy for new pharmacies. Complementing our success at creating a strong foundation for long-term growth, we are pleased to have achieved a near-term expansion goal by signing an agreement to open a new worksite pharmacy at Scotts Company.”

Mr. Mercadante, added, “However, we also made the decision to sell assets related to our legacy wholesale distribution business that was once associated with the prior DrugMax business model. We have sharpened our focus on the core pharmacy business and are extremely optimistic on the long-term prospects of this business. The Company’s focus on operating specialty pharmacies at or near the point of care, worksite pharmacies at large employer groups and distributing pharmaceuticals directly into our related physician providers, positions us well to take advantage of the long-term pharmaceutical trends. By concentrating on this higher gross margin business, the Company is poised to increase both its market share in the specialty pharmacy area and achieve positive operating cash flow. We are committed to maintaining an intense focus on achieving these important goals for the benefit of our shareholders.”

Loss from continuing operations available to common shareholders for the third quarter 2005 was $5.6 million, or ($0.28) per basic and diluted share (based on 20,047,418 shares), compared to a loss available to common shareholders for the third quarter 2004 of $3.1 million or ($2.40) per basic and diluted share (based on 1,288,909 shares). Loss from discontinued operations for the third quarter 2005 was $8.6 million, or ($0.43) per basic and diluted share.

For the nine month period of 2005, loss from continuing operations available to common shareholders was $17.4 million, or ($0.88) per basic and diluted share (based on 19,840,980 shares), compared to a loss from continuing operations available to common shareholders of $7.4 million, or ($5.77) per basic and diluted share (based on 1,288,909 shares) for the comparable nine month period of 2004. Loss from discontinued operations for the nine month period of 2005 was $11.2 million, or ($0.56) per basic and diluted share.

Mr. Mercadante, concluded, “DrugMax is well positioned to draw upon its significantly improved financial liquidity in order to take advantage of favorable dynamics in the pharmacy industry. We expect to grow market share of clinic and specialty pharmacies through acquisitions. In addition, our organic growth pipeline for worksite pharmacies remains robust as employers seek to control drug benefit costs and increase employee satisfaction. We are excited about our growth prospects and will concentrate on entering into transactions that create long-term value for shareholders.”

During the third quarter, DrugMax announced that it signed a contract with The Scotts Company, LLC to manage a new Worksite Pharmacy that will exclusively service Scotts' associates, retirees and their families. The Worksite Pharmacy will be located in the new Scotts Wellness Center on Scotts' corporate headquarters campus in Marysville, Ohio and is scheduled to open in late 2005.

Additional information about DrugMax’s financial results is contained in the Form 10-Q for the period ended October 1, 2005 that the Company expects to file today with the U.S. Securities and Exchange Commission.

Conference Call/ Audio Webcast and Slide Presentation
DrugMax will host a conference call on Tuesday, November 15, 2005 at 10:00 a.m. Eastern Standard Time to discuss the Company’s results for the third quarter of 2005 as well as its strategy.  To access the call please dial (800) 591-6930 and enter the passcode 60571989 (International dial-in #: (617) 614-4908; Passcode: 60571989).  The conference call and slide presentation will also be broadcast live over the Internet on the Company’s website at http://www.drugmax.com. If you are unable to participate at this time, a replay of the call will be available until November 22, 2005 at (888) 286-8010 (International dial-in #: 617-801-6888). Enter the code 74392000 to access the audio replay. The webcast will also be archived on the Company’s website at http://www.drugmax.com.

About DrugMax, Inc.

DrugMax, Inc. is a specialty pharmacy and drug distribution provider formed by the merger on November 12, 2004 of DrugMax, Inc. and Familymeds Group, Inc. DrugMax works closely with doctors, patients, managed care providers, medical centers and employers to improve patient outcomes while delivering low cost and effective healthcare solutions. The Company is focused on building an integrated specialty drug platform through its pharmacy and specialty pharmaceutical operations. DrugMax operates 84 locations, including 7 franchised locations, in 13 states under the Arrow Pharmacy & Nutrition Center and Familymeds Pharmacy brand names. The Company also operates Worksite PharmaciesSM located on-site at major employer groups as well as specialty pharmaceutical distribution directly to physicians and other healthcare providers. The DrugMax platform is designed to provide services for the treatment of acute and complex health diseases including chronic medical conditions such as cancer, diabetes and pain management. The Company often serves defined population groups on an exclusive, closed panel basis to maintain costs and improve patient outcomes. DrugMax offers a comprehensive selection of brand name and generic pharmaceuticals, non-prescription healthcare-related products, and diagnostic supplies to its patients, physicians, clinics, long- term care and assisted living centers. More information about DrugMax can be found at http://www.drugmax.com. The Company's online product offering can be found at http://www.familymeds.com.

Safe Harbor Provisions
Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by DrugMax, Inc., including those contained herein, that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, are statements regarding the intent, belief or current expectations, estimates or projections of DrugMax, its directors or its officers about DrugMax and the industry in which it operates, and include among other items, statements regarding (a) its strategy of building an integrated specialty pharmacy platform with multiple sales channels, (b) DrugMax’s plans to dispose of its legacy wholesale distribution business, (c) its growth strategies and opportunities, including its plans to open new Worksite locations and acquire additional pharmacies, (d) its use of proceeds from its recent refinancing, (e) trends affecting its financial condition or results of operations and (f) its ability to control costs and to meet its liquidity and other financing needs. Although DrugMax believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (a) management's ability to successfully implement is business and growth strategies, including its ability to increase sales to target physician groups and to establish and expand its specialty pharmacy network platform, (b) its ability to dispose of its legacy wholesale distribution business and to operate that business until it is disposed of, (c) its ability to identify and acquire potential acquisitions, (d) changes in the regulatory and general economic environment related to the health care and pharmaceutical industries, including possible changes in reimbursement for healthcare products and in manufacturers’ pricing or distribution policies; (e) conditions in the capital markets, including the interest rate environment and the availability of capital; (f) changes in the competitive marketplace that could affect DrugMax’s revenue and/or cost bases, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; and (g) changes regarding the availability and pricing of the products which DrugMax distributes, as well as the loss of one or more key suppliers for which alternative sources may not be available. Further information relating to factors that could cause actual results to differ from those anticipated is included under the heading Risk Factors in DrugMax's Form 10-K for the year ended January 1, 2005 filed with the U.S. Securities and Exchange Commission. DrugMax disclaims any intention or obligation to update or revise forward- looking statements, whether as a result of new information, future events or otherwise.

# # #

For more information, contact:
DrugMax, Inc. (Nasdaq: DMAX)
Leon Berman, The IGB Group 212-477-8438
Bhavin Shah, The IGB Group 212-477-8439

DRUGMAX, INC. AND SUBSIDIARIES
Selected Financial Information
(Unaudited)

Condensed Consolidated Balance Sheets
(in thousands)
	October 1,	January 1,
	2005	2005

Assets
Current Assets:
Cash and cash equivalents	$1,362	$2,332
Accounts receivable, net	10,023	20,570
Inventories	23,232	34,525
Prepaids and other current assets	762	1,965
Assets held for sale	13,669	-
Total current assets	49,048	59,392

Property and equipment, net	4,227	5,251
Goodwill and other intangible assets	28,946	30,383
Other non-current assets	558	572
Total assets	$82,779	$95,598

Liabilities and Stockholders' (Deficit) Equity
Current liabilities:
Revolving credit facility	$38,565	$32,871
Current portion of long term liabilities	5,498	2,314
Accounts payable and accrued expenses	35,046	32,082
Total current liabilities	79,109	67,267

Notes payable	19,109	-
Long-term accounts payable, less current	-	22,425
Other long-term liabilities	168	51
Total long-term liabilities	19,277	22,476

Stockholders' (deficit) equity	(15,607)	5,855

Total liabilities and stockholders' (deficit) equity	$82,779	$95,598

DRUGMAX, INC. AND SUBSIDIARIES
Selected Financial Information
(Unaudited)

Condensed Consolidated Statement of Operations
(in thousands, except for per share data)
	Three Months Ended		Nine Months Ended
	October 1,	September 25,	October 1,	September 25,
	2005	2004	2005	2004
Net revenues	$51,755	$53,449	$163,672	$165,476
Cost of sales	41,878	42,556	130,820	131,195
Gross margin	9,877	10,893	32,852	34,281

Selling, general and administrative expenses	13,039	10,825	41,391	33,010
Depreciation and amortization	1,108	1,178	3,420	3,590
(Gain) loss on disposal of fixed assets	(2)	(255)	6	(1,028)
Operating loss	(4,268)	(855)	(11,965)	(1,291)

Interest expense	(1,757)	(1,174)	(3,939)	(2,668)
Interest income	3	10	18	34
Other income	68	216	354	373

Loss from continuing operations	(5,954)	(1,803)	(15,532)	(3,552)

Loss from discontinued operations	(8,581)	-	(11,163)	-

Net loss	(14,535)	(1,803)	(26,695)	(3,552)

FMG Redeemable Preferred Stock dividends	-	(1,289)	-	(3,883)
DrugMax Preferred Stock dividends	401	-	(1,854)	-

Net loss available to common stockholders	$(14,134)	$(3,092)	$(28,549)	$(7,435)

Basic and diluted net loss per share:

Loss per share from continuing operations
available to common stockholders	$(0.28)	$(2.40)	$(0.88)	$(5.77)
Loss per share from discontinued operations	(0.43)	0.00	(0.56)	0.00

Net loss available to common stockholders	$(0.71)	$(2.40)	$(1.44)	$(5.77)

Basic and diluted weighted average shares outstanding	20,047,418	1,288,909	19,841,980	1,288,909

DRUGMAX, INC. AND SUBSIDIARIES
Selected Financial Information
(Unaudited)

Reconciliation of GAAP Loss from Continuing Operations to EBITDA from Continuing Operations
(in thousands)
	Three Months Ended		Nine Months Ended
	October 1,	September 25,	October 1,	September 25,
	2005	2004	2005	2004

GAAP loss from continuing operations	$(5,953)	$(1,803)	$(15,533)	$(3,552)

Adjustments:
Interest expense	1,757	1,174	3,939	2,668
Depreciation and amortization	1,108	1,178	3,420	3,590

EBITDA from continuing operations	$(3,088)	$549	$(8,174)	$2,706